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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Bio-Plexus, Inc.

         We hereby consent to the incorporation by reference in this
Registration Statement on Form S-3 (No. 333-      ) of Bio-Plexus, Inc. of our
report dated March 5, 1999 appearing on page F-2 of the Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Mahoney Sabol & Company, LLP
Mahoney Sabol & Company, LLP
Hartford, Connecticut
May 28, 1999